Exhibit 3.90

CT-07	F05122100/015
CERTIFICATE OF MERGER
OF
NORAMPAC TEXAS GP INC. (a Texas corporation)
INTO
NORAMPAC SCHENECTADY INC. (a New York corporation)
UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW
We, the undersigned, being respectively the president and the secretary of Norampac Texas GP Inc., and being respectively the president and the secretary of Norampac Schenectady Inc. hereby certify:
     1. The name of each constituent corporation is as follows:
          Norampac Texas GP Inc.
          Norampac Schenectady Inc.
     2. The name of the surviving corporation is Norampac Schenectady Inc. and following the merger its name shall remain Norampac Schenectady Inc.
     3. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

Designation and
	Number of Shares in	Class or Series of	Number of Shares
	Each Class	Shares Entitled to	Entitled to Vote as
Name of Corporation	Outstanding	Vote	a Class or Series
Norampac Texas GP Inc.	Common Stock, 1,000 shares issued and outstanding	Common Stock	1,000 shares of Common Stock are entitled to vote; no other shares are issued

Designation and
	Number of Shares in	Class or Series of	Number of Shares
	Each Class	Shares Entitled to	Entitled to Vote as
Name of Corporation	Outstanding	Vote	a Class or Series
Norampac Schenectady Inc.	Common Stock, 100 shares issued and outstanding	Common Stock	100 shares of Common Stock are entitled to vote; no other shares are issued

     4. No amendments to the Certificate of Incorporation of Norampac Schenectady Inc. are to be effected by the merger.
     5. The date when the Certificate of Incorporation of each domestic constituent corporation was filed by the New York Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION

Norampac Schenectady Inc.	April 9, 2003
     6. The date when the Articles of Incorporation of Norampac Texas GP Inc. (a Texas corporation) was filed with the Texas Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION

Norampac Texas GP Inc.	July 23, 2001
     7. No application for authority to do business in New York has been filed by or on behalf of Norampac Texas GP Inc.
     8. The merger was adopted by each New York constituent corporation in the following manner:
     As to Norampac Schenectady Inc., by the written consent of the sole shareholder of Norampac Schenectady Inc. given in accordance with Section 615 of the New York Business Corporation Law. Written notice has been given to the extent required by such Section 615.
     9. Norampac Texas GP Inc. has complied with the applicable provisions of the laws of the State of Texas in which it is incorporated and this merger is permitted by such laws. The manner in which the merger was authorized with respect to said corporation was by written consent of the sole shareholder of Norampac Texas GP Inc.
     IN WITNESS WHEREOF, we have signed this certificate on the 21st day of December 2005, and we affirm the statements contained therein as true under penalties of perjury.

NORAMPAC TEXAS GP INC.
By:	/s/ Marc-André Dépin
	Name:	Marc-André Dépin
	Title:	President

By:	/s/ Thomas Marron
	Name:	Thomas Marron
	Title:	Secretary

NORAMPAC SCHENECTADY INC.
By:	/s/ Marc-André Dépin
	Name:	Marc-André Dépin
	Title:	President

By:	/s/ Thomas Marron
	Name:	Thomas Marron
	Title:	Secretary

CT-07	F05122100/015
CERTIFICATE OF MERGER
OF
NORAMPAC TEXAS GP INC. (a Texas corporation)
INTO
NORAMPAC SCHENECTADY INC. (a New York corporation)
(Under Section 904 of the Business Corporation Law)

STATE OF NEW YORK DEPARTMENT OF STATE Filed: December 21, 2005
Tax $	/s/
By:

Filed By:	Harter, Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604-2711 Cust. Ref. 6529926